Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of, in the Registration Statement on Amendment No. 1 to Form 8-K/A of CalAmp Corp. and subsidiaries (collectively, the “Company”), our report dated February 4, 2013 with respect to the consolidated financial statements of Wireless Matrix Corporation.

Toronto, Canada	/s/ ERNST & YOUNG LLP
May 9, 2013	Chartered Accountants
Licensed Public Accountants